UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2010

Razor Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51973	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

14781 Memorial Drive, Suite 1136, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303.506.1633

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 5 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our" and the “Company” mean Razor Resources Inc., a Nevada corporation, unless otherwise indicated and the term “Cerros del Sur” means Compania Minera Cerros Del Sur, S.A., a private Honduran corporation whose shares we have acquired.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 9, 2010, we entered into a share exchange agreement with Compania Minera Cerros Del Sur, S.A., a Honduran corporation, and Mayan Gold Inc., a shareholder of Cerros del Sur. Pursuant to the terms of the share exchange agreement, we have agreed to acquire 99% of the issued and outstanding shares of Compania Minera Cerros Del Sur, S.A.’s common stock in exchange for the issuance by our company of 34,000,000 shares of our common stock to the shareholder of Compania Minera Cerros Del Sur, S.A..

Business of Compania Minera Cerros Del Sur, S.A.

Compania Minera Cerros Del Sur, S.A. is an exploration stage mining company whose principal focus is identification, acquisition, and development of its properties in which it has an interest, located in Honduran.

The closing of the transactions contemplated in the share exchange agreement and the acquisition of 99% of the issued and outstanding common stock in the capital of Cerros del Sur occurred on February 9, 2010. Please refer to the information provided under Item 2.01 of this current report for information related to the share exchange agreement and our business as a result of the acquisition.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 9, 2010, we entered into a share exchange agreement with Compania Minera Cerros Del Sur, S.A., a Honduran corporation, and a shareholder of Cerros del Sur. The closing of the transactions contemplated in the share exchange agreement and the acquisition of 99% of the issued and outstanding common stock in the capital of Compania Minera Cerros Del Sur, S.A. occurred on February 9, 2010. In accordance with the closing of the share exchange agreement, we issued 34,000,000 shares of our common stock to a former shareholder of Compania Minera Cerros Del Sur, S.A. in exchange for the acquisition, by our company, of 99% of the issued and outstanding shares of Compania Minera Cerros Del Sur, S.A. Also, pursuant to the terms of the share exchange agreement, certain shareholders of our company cancelled 34,000,000 restricted shares of our common stock.

Our company had 65,805,000 common shares issued and outstanding as of February 9, 2010 as a result of the issuance of 34,000,000 common shares in connection with the closing of the share exchange agreement, the issuance of 1,000,000 common shares in connection with the closing of a private placement, and the concurrent cancellation of 34,000,000 common shares. As of the closing date, the former shareholder of Cerros del Sur held approximately 51.7% of the issued and outstanding common shares of our company.

Business of Compania Minera Cerros Del Sur, S.A.

Compania Minera Cerros Del Sur, S.A is an exploration stage mining company whose principal focus is developing the properties that it has an interest in which are located in Honduras.

Because we were a shell company before our acquisition of all of the common stock of Compania Minera Cerros Del Sur, S.A., we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are an early stage mineral exploration company. For further details on our business, please see the section entitled “Business subsequent to the Closing of the Share Exchange Agreement” beginning on page 3.

BUSINESS

General Overview

The address of our principal executive office is Suite 1136, 14781 Memorial Drive, Houston, Texas 77079. Our telephone number is 303.506.1633

Our common stock is quoted on the OTC Bulletin Board under the symbol "RZOR".

We were incorporated on February 23, 2001 under the laws of the state of Nevada, in order to be in the business of mineral property exploration.

On November 23, 2007, our board of directors approved a 15 for one (1) forward stock split of our authorized, issued and outstanding shares of common stock. Our authorized capital increased from 70,000,000 shares of common stock with a par value of $0.001 and 5,000,000 shares of preferred stock with a par value of $0.001 to 1,050,000,000 shares of common stock with a par value of $0.001 and 75,000,000 shares of preferred stock with a par value of $0.001.

On April 11, 2005, we acquired, on an arms length basis, from Raymond Wei Min Xu, a 100% interest in a 1,223 acre mineral claim referred to as "Mahatta", in the Nanaimo Mining Division, southwest of Port Alice, British Columbia, Canada, with "Tenure" 510120 and the expiry date of April 3, 2006. Consideration was 250,000 common shares, issued from treasury, at a price of $0.001 per share for total consideration of $250. The Mahatta Property is one mineral lease each consisting of 24 units. The Mahatta lease expired on April 3, 2006. The extension of the lease for another 1 year period therefore requires an expenditure of CAN$2400 or approximately $2016 USD for exploration work, plus a payment of a recording fee for each claim, or a direct payment of the same amount to the Province of British Columbia. After 3 years, the required expenditure will be CAN$4800 or $4032 USD for exploration work, plus a payment of a recording fee for each claim, or a direct payment of the same amount to the Province of British Columbia.

We allowed our interest to lapse on our Mahatta project as of April 3, 2008. We do not have any interest left in this property.

Our Current Business

We have been an exploration stage company engaged in the acquisition of mineral claims and exploration of mineral property and since inception the company has not engaged in any other business activities.

Our management have been evaluating other potential business opportunities that might be available to our company, to preserve our shareholder's investment in our common shares. This analysis had included sourcing additional forms of financing to continue in mineral exploration, or mergers and/or acquisitions.

On February 9, 2010, we entered into a share exchange agreement with Compania Minera Cerros Del Sur, S.A., a Honduran corporation, and a shareholder of Cerros del Sur. Pursuant to the terms of the share exchange agreement, we have agreed to acquire 99% of the issued and outstanding shares of Compania Minera Cerros Del Sur, S.A.’s common stock in exchange for the issuance by our company of 34,000,000 shares of our common stock to the shareholder of Compania Minera Cerros Del Sur, S.A.

Business Subsequent to the Closing of the Share Exchange Agreement

We are an exploration stage mining company engaged in the identification, acquisition, and exploration of metals and minerals with a focus on gold mineralization on properties located in Honduran.

Our current operational focus is to conduct exploration activities on our newly acquired properties in Honduras, known as the Clavo Rico property.

Clavo Rico Property

Location and access:

     The Clavo Rico mining concession consists of all mineral rights within a 200 hectare defined area and granted by the Honduran government. The current mining operations are located adjacent to the municipality of El Corpus in the state of Choluteca, Honduras. The mine site can be reached from the capital of Tegucigalpa, going south on a paved highway for about 135 km. to the southern city of Choluteca, where the Company maintains a home. From Choluteca the mine is approximately15km south along an improved gravel road also used by public transportation. The Clavo Rico mine itself is located within the town of El Corpus and it is connected to electrical power and potable water from the public utility companies. The mine site also has access to its own well for processing water and its own back-up diesel generator to supplement the public system.

Geology of Honduras:

     Honduras is bounded on the north and east by the Caribbean Sea, on the south by Nicaragua, on the south-west by the Pacific Ocean and El Salvador, and on the west by Guatemala. Honduras is the second largest country in Central America. Spanish is the country's official language, although English is widely understood and spoken. Its capital city is Tegucigalpa which hosts an international airport.

     Except for two coastal strips, one extending about 640 km along the Caribbean Sea and the other 64 km on the Pacific Ocean, Honduras is a plateau consisting of broad, fertile plains broken by deep valleys and traversed by mountain ranges. The mountains, which are volcanic in origin, rise to heights of more than 2,800 m. The climate of Honduras is tropical, but is tempered by the higher elevations of the interior.

     The southern region of Honduras lies in a rich geological zone which extends from El Salvador through the coastal belt of southern Honduras and well into Nicaragua. This belt of Matagalpa volcanics hosts numerous large and high-grade gold deposits. The Clavo Rico mine is located in the Southern Geological Gold Province known as "El Tabanco" in Colonial times and within the department of Choluteca today. Trachytic and rhyolitic domes pierce the entire sequence in the region. The latter form the prominent "needles" in the hilly to moderately mountainous topography of the region and appear to play a role in the genesis of the gold deposits. Flat-lying, younger, predominantly felsic tuffs and ingimbrites of the Padre Miguel Formation overlie unconformably the Matagalpa volcanics, forming conspicuous light colored cliffs. The entire sequence is in turn capped by Quarternary basaltic flows and pyroclastics. Caldera formation with concomitant faulting and extensive shear zones complete the structural setting of the region.

Mineralization of Southern Honduras

     Gold mineralization in the region is shear zone hosted with very high grades (several ounces per ton) in certain shears, alternating with lower grade intervals. Enveloping the high grade shears are heap leachable grades, as is amply demonstrated. It is believed that extremely rich ore shoots with relatively steep plunges account for the difficulty of establishing continuity of high grade zones within the shears by drilling. This is a very common feature for structurally controlled, high grade ore bodies. There also exists a pronounced vertical zonation of metallic minerals, which is most likely due to supergene processes. At both Tajo and Clavo Rico, as well as many other sites within El Tabanco, the following generalizations with regard to vertical zonation can be made:

Oxidation Zone: Near surface to a depth of 10-15 feet there is commonly depletion of gold. This is followed by a zone which contains; iron oxides, iron hydroxides, native gold and a subordinate amount of secondary, complex silver-copper-antimony-arsenic minerals, depending on the mineral suite of the primary mineralization. This zone generally extends to the water table and can reach depths of more than 200 feet at both the Clavo Rico and the Tajo deposits. Water table fluctuations and stacking of palaeo-water tables result in interfingering and mixing with the Atransition zone@ to the primary sulphide mineralization.

Transition Zone: The transition or cementation zone, especially on Clavo Rico, coincides with the water table(s) or a zone of fluctuating water saturated levels or palaeo-water tables. All mining to date at both sites has been conducted in the oxidation zone, with some sampling from the transition zone. The gold in this zone exists as interstitial, elemental gold in iron oxides in the oxide zone and chiefly as elemental gold in cracks and pore spaces of goldfieldite in the transition zone.

Primary Sulphide Zone: This zone of primary mineralization has not been explored, as neither mining nor drilling have reached this level at most sites in El Tabanco. It is noteworthy that the only recorded deep drill holes (over 400 feet deep) were drilled on nearby Cacumaya and recorded significant amounts of gold (over 5 oz/ton and 13 oz/ton respectively). This mineralization is believed to occur in the primary sulphide zone in the region and such deposits are highly likely to exist at both Potosi and Clavo Rico.

     Known geological data suggests that to date, there has been no exploration anywhere in the district which has probed into the primary sulphide zone except for the limited drilling by Battle Mountain Gold at the nearby Cacumaya concession which showed gold values of 5.46 oz/ton and 13.27 oz/ton at about 500 feet.

     A fair amount of core drilling has been completed on the concession and those reports show a very high grade, deep deposit of gold sulphide ore. The name in Spanish, “Clavo Rico”, means Arich nail indicating a deep, vertical vein much like a nail or spike driven into the ground. (Or more accurately, a deep, nail-like vein which has percolated up through a vertical fissure in the earth carrying very rich deposits of gold). However, the drilling indicates a deep, wide, horizontal vein, with its width and extent not yet fully mapped.

Work done to date

     The Clavo Rico mine is over 500 years old. It has been mined since the early 16th century and today the ore which has been mined for the past 30 years were processed on site using a cyanide vat leaching system, with the movement of rocks and gravel done by hand. As a result it processed ore at a rate of only 100 tons per month using primitive methods with production averaging less than 10 ounces per month. The mine includes 35 deeded acres and consists of two primary access tunnels, each penetrating the same primary vein. The first is the Armando Williams tunnel, which is the current source of its oxide ore, and has been worked for the last 18 years. The second tunnel is the Clavo Rico and it is currently inactive due to a cave-in about 18 meters into the access tunnel.

     From 1975 to 2004, the Clavo Rico was mined using a crude leach system in two small vats. The ore was mined using picks and shovels at the rate of only 200 tons per month. After it was acquired by Mayan Gold in 2004, the company began a comprehensive mining plan to increase production but with the same basic processing methods. Mayan Gold designed and constructed 4 new, much larger leaching vats, a new crusher and extraction system, and a new ADR processing plant. Most of the processes were mechanized and a company laboratory was added at the site along with executive offices in order to support the daily processing as well as analyze new ore samples.

     In 2009, the operating company produced and sold over 1600 ounces of gold. Currently the operation consists of a complete operating mine with 60 plus full time employees, equipment and land, a functioning on-site laboratory, with separate departments for environmental compliance, community relations, geology, mining, processing and administration. With the plant now operating, the operations continue to focus on controlling the extraction and processing costs and on improving the recovery percentages.

The terms under which the concession is held

     Precious metal mines in Honduras are operated under specific permits granted by the Honduran government. These are known as “concessions” and cannot be larger than 1,000 hectares each. Once granted by the government, the owner of the concession owns all mineral rights in that designated area. The Clavo Rico mining concession has a long history. In 1975 it was purchased from the original owner, Armando Williams by Ladislav Pekarik a Canadian mining engineer who moved to Honduras and later sold to the present owners, Mayan Gold through its operating subsidiary, Compania Minera Cerros del Sur, S.A. de C.V. Honduras is a developing country and its mining laws have changed over the years. When the original concession was granted, it was done under the laws at that time which did NOT specify any ending date. Hence the Clavo Rico has no expiration date as long as the terms are complied with and the annual reports are filed and fees paid. It consists of 200 hectares with the town of El Corpus inside its designated area. To maintain the concession, the owner must pay an annual fee known at the “territorial canon”. This is calculated on acerage and the current levy. The territorial cannon for the Clavo Rico this year is $1200.00 US. In addition, the concession owners must obtain a local operating permit from the adjacent municipality, El Corpus. The fee also varies but this year the fee was 10,000 lempiras (about $500.00 US). The concessionaire must also file an annual report with the department of mines and notify them of all development, plans, etc. in order for them to regulate the mining activities. While there are no set rules for inspections, the Department of Mines may inspect the properties as often as they deem necessary. The Clavo Rico typically is inspected every quarter. The Department of Mines charges the concessionaire for its “costs” of each inspection. These may vary but typically cost about $3,800 US. There are also inspection costs for every export shipment which contains gold. This inspection fee averages around $2,500 US each.

     The company that owns and operates the mine must also file an annual tax return and is taxed as any other company in Honduras. The rate is 25% of net income. To date, the mine has not generated any net income. A federal tax equal to 1% of the net assets is also imposed at the federal level. The old mining law required the concessionaire to pay an extraction tax equal to 1% of the value of all precious metals mined within the concession. While this law has been declared unconstitutional by the Honduran Supreme Court and has not been replaced by a new law, most active mining companies continue to pay the 1% extraction tax voluntarily.

     All operating companies are required to have an environmental license to conduct mining activities in Honduras. As the Clavo Rico was operating before such a requirement was imposed by law, it is considered “grandfathered” from obtaining a new environmental license. Instead, it has conducted an environmental audit as required by law and has negotiated the terms of that environmental license with the state. The only item remaining to be finalized with that permit is the amount of the security deposit the operator may be required to deposit with the state in order to obtain the final permit.

Material Contracts

     While the company being acquired has entered into 7 written contracts for services, none should be considered material contracts. The largest agreement is with our provider of diesel fuel at the mine. It ends in April 2010 and under the agreement the company installed a storage tank at the mine site in exchange for a deposit of 200,000 lempiras by the mine operator. The two next largest contracts are with the company attorneys, one for $2,000/month and one for $750/month. Both are terminable on notice. The others are for satellite service ($224/month) and cell phone usage. The final two agreements are for rental of housing at a total cost of $500/month. At the Enee we have L 100,000 as deposit for the power and transformers of 100KV’s.

     The only substantial obligation that the Company has are its obligations to employees under the Honduran labor laws. These obligations accrue and increase over time. They are only paid when the employee is fired. The current labor obligations accrued as of the end of January amount to $169,236 US.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our Company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

Research and Development Expenditures

We have incurred $Nil in research and development expenditures over the last fiscal year.

Employees

Currently, we have 54 full time employees. Our directors and certain contracted individuals play an important role in the running of our Company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

We do not have any subsidiaries other than Compania Minera Cerros Del Sur, S.A. acquired as a result of the closing of the Share Exchange Agreement.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.

RISK FACTORS

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

Risks Associated With Mining

All of our properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral resource on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business could fail.

Despite exploration work on our mineral properties, we have not established that any of them contain any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop our properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral resource on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, either from the sale of our mineral resource properties or from the extraction and sale of lithium ore. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we will not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Risks Related To Our Company

The fact that Cerros del Sur has not generated positive earnings raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We anticipate that we will continue to incur operating expenses that will exceed revenues for the foreseeable future. We had cash in the amount of $30,176 as of September 30, 2009. At September 30, 2009, we had working capital deficit of $214,438. We incurred a net loss of $339,093 for the nine month period ended September 30, 2009 and $2,206,068 since inception. We estimate our average monthly operating expenses to be approximately $70,000 to $80,000 USD, including mineral property costs, management services and administrative costs. Should the results of our planned production require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

These circumstances lead the Cerros del Sur independent public auditing firm, in their report dated April 14, 2009 to comment about the company’s ability to continue as a going concern. Management has plans to seek additional capital through a private placement of its capital stock. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Although there are no assurances that management’s plans will be realized, management believes that our company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence.” We continue to experience net operating losses.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period (although we may enter into employment or consulting agreements with our officers or directors). We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Results of Operations of Compania Minera Cerros Del Sur, S.A. for the period ended September 30, 2009

The following summary of our results of operations should be read in conjunction with the audited financial statements for Compania Minera Cerros Del Sur, S.A. for the year ended December 31, 2008 and the unaudited interim financial statements for the period ended September 30, 2009 which are included herein.

The operating results of Compania Minera Cerros Del Sur, S.A. for the nine month interim period ended September 30, 2008 and the nine month interim period ended September 30, 2009 are as follows:

	Nine Month Period Ended September 30, 2008	Nine Month Period Ended September 30, 2009
Revenue	$ 608,015	494,246
Mining Operation Costs	301,485	437,736
Geologists	30,401	5,671
Other Operational Expenses (net of foreign exchange gain)	92,366	62,691
Depreciation Expense	116,783	114,825
General and Administrative Expenses	222,381	212,416
Net loss	155,401	339,093

Liquidity and Financial Condition

Working Capital

As at
Sept 30, 2009
Current Assets	$121,483
Current Liabilities	$335,921
Working Capital (deficit)	($ 214,438)

Cash Flows

	Nine Month Period Ended	Nine Month Period Ended
	September 30, 2009	September 30, 2008
	(unaudited)	(audited)
Cash Flows provided by Operating Activities	($61,194)	($131,178)
Cash Flows from Investments	($3,253)	($62,791)
Cash Flows provided by Financial operations	$86,571	$183,037
Net Increase (Decrease) in Cash During Period	$22,124	($10,932)

At September 30, 2009, our total assets, being the assets of Compania Minera Cerros Del Sur, S.A., were $1,253,823, which consisted of inventory cash, and cash equivalents of $121,483, and property and equipment of $1,131,557.

The principal components of Compania Minera Cerros Del Sur, S.A.’s loss for the period ended September 30, 2009 were mining operation costs.

PROPERTIES

Property held by us: As of the date of this current report on Form 8-K, we hold the Clavo Rico property concession. For detail descriptions of these properties, please see the section entitled “Business” above.

Our facilities: As of the date of this current report, our executive, administrative, and operating offices are located at 14781 Memorial Drive, Suite 1136, Houston, Texas 77079. We lease these premises at a cost of $5,700 per month. We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 9, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Kelly Fielder President, Treasurer, Secretary and Director Houston, TX 77079	1,000,000(2)	1.5%
Steve Fisher, Director Bakersfield, CA	250,000	0.4%
Directors and Executive Officers as a Group(1)	1,250,000 common shares	1.9%
Mayan Gold, Inc. 8550 W. Charleston #102 – 117 Las Vegas, NV 89117	34,000,000	51.7%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 9, 2010. As of February 9, 2010, there were 65,805,000 shares of our company’s common stock issued and outstanding.

(2)	These shares are registered in the name of Resilient Technologies Inc. Mr. Fielder exercises dispositive and voting authority with respect to the shares held by Resilient Technologies Inc.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

			Date First Elected
Name	Position Held with the Company	Age	or Appointed
Kelly Fielder	President, Secretary and Director	40	May 19, 2009
Steve E. Fisher	Director	57	June 2, 2008

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he was employed.

Kelly Fielder – President, Secretary and Director

Mr. Fielder is currently Chief Executive Officer and a Director of Resilient Energy Inc. (“Resilient”) which is a reporting corporation with the Securities and Exchange Commission. Incorporated in the State of Delaware, Resilient is involved in the North American oil and gas industry. Having served on the board of directors of several reporting public and private companies in North America including Holloman Energy Inc., Sharps Elimination Technologies Inc., and Spectrum Meditech Inc., Mr. Fielder brings with him considerable experience in mergers and acquisitions, and corporate reorganizations as well an extensive regulatory and legal background dealing with North American stock exchanges and the most recent Sarbanes Oxley Act.

Steven E. Fisher - Director

Mr. Fisher was elected a director on June 2, 2008.

Mr. Fisher has been actively involved in the oil and gas industry for over 30 years. From 1998 to 2001 he acted as Chief Executive Officer of AS Testing & Tools, the second largest oilfield rental business in California at the time, specializing in pressure control equipment. From 1990 to 1998 Mr. Fisher was the Chief Operating Officer of Bakersfield Energy Resources, where he operated Mission’s Belridge oil property and administered its sale from March 1990 to March 1991. In 1992 Mr. Fisher assisted the Belridge oilfield in the purchase of a gas processing plant and obtained an oil and gas lease that delivered approximately 13MMCF/day to customers in the Los Angeles area. The liquids that were fractioned sold approximately 750 barrels/day propane, iso, normal butane, and natural gas liquids to customers throughout the Western states. Mr. Fisher received a Bachelor of Science in Petroleum Engineering from the Montana College of Mineral Science and Technology.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended April 30, 2009 and 2008; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended April 30, 2009 and 2008, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kelly Fielder(1) President and Secretary	2009 2008	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Duncan Bain(2) President and Secretary	2009 2008	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil
Jordan Welsh(3) President, Chief Executive Officer, Secretary and Treasurer	2009 2008	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil

(1)	Mr. Fielder was appointed president and secretary of our company on May 19, 2009.

(2)	Mr. Bain was appointed president and secretary on December 4, 2008 and resigned as a director and officer of our company on May 19, 2009.

(3)	Mr. Welsh was appointed president on November 27, 2007 and as secretary and treasurer on December 4, 2007. Mr. Welsh passed away on December 4, 2008.

Outstanding Equity Awards at Fiscal Year-End

As at April 30, 2009, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended April 30, 2009.

Options Grants in the Year Ended April 30, 2009

During the year ended April 30, 2009, no stock options were granted to our executive officers.

Aggregated Options Exercised in the Year Ended April 30, 2009 and Year End Option Values

There were no stock options exercised during the year ended April 30, 2009 and no stock options held by our executive officers at the end of the year ended April 30, 2009.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended April 30, 2009.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended April 30, 2009, we did not pay any compensation or grant any stock options to our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Corporate Governance

We currently act with two directors, consisting of Kelly Fielder and Steven Fisher. We have determined that Mr. Fisher would be considered an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
April 30, 2009	$N/A	$N/A
January 31, 2009	$0.30	$0.15
October 31, 2008	$0.35	$0.15
July 31, 2008	$0.70	$0.41
April 30, 2008	$0.9555	$0.41
January 31, 2008	$0.55	$0.55
October 31, 2007	$N/A	$N/A
July 31, 2007	$1.60	$1.60
April 30, 2007	$2.25	$1.5

(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our common shares are issued in registered form. Signature Stock Transfer, 2301 Ohio Drive, Suite 100, Plano, TX, 75093 (Telephone: 972.612.4120; Facsimile: 972.612.4122) is the registrar and transfer agent for our common shares

On February 9, 2010, the list of stockholders for our shares of common stock showed 35 registered stockholders and 65,805,000 shares of common stock outstanding.

Dividends

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares of common stock other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities for the year ended April 30, 2009.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

In connection with the closing of the share exchange agreement, on February 9, 2010, we issued 34,000,000 restricted shares of our common stock to Mayan Gold Inc., the former shareholder of Compania Minera Cerros Del Sur S.A. The shares of common stock were issued to one (1) US person in reliance on Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 1,050,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of February 9, 2010, there were 65,805,000 shares of our common stock issued and outstanding that are held by 35 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have an authorized class of 75,000,000 shares of preferred stock, of which none are issued and outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the closing of the share exchange agreement, on February 9, 2010, we issued 34,000,000 restricted shares of our common stock to a former shareholder of Compania Minera Cerros Del Sur S.A.. The shares of common stock were issued to one (1) US person in reliance on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the share exchange agreement, our company is not a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the share exchange agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Audited Financial Statements of Business Acquired
Included herein as Exhibit 99.1 to this Current Report on Form 8-K are the following audited financial statements of Compania Minera Cerros Del Sur S.A., prepared in accordance with International Auditing Standards and stated in US dollars:
	1.	Report of Independent Auditor
	2.	Balance Sheet as at December 31, 2008 and 2007
	3.	Income statement for the years ended December 31, 2008 and 2007
	4.	Statements of Cash Flows for the years ended December 31, 2008 and 2007
	5.	Notes to Financial Statements.
(b)	Unaudited Interim Financial Statement of Business Acquired
Included herein as Exhibit 99.2 to this Current Report on Form 8-K are the following unaudited interim financial statements:
	1.	Balance Sheet as of September 30, 2009
	2.	Statement of Income for the nine month period ended September 30, 2009
	3.	Statement of Cash Flows for the month period ended September 30, 2009
	4.	Notes to Financial Statements.

Exhibits

Exhibits required by Item 601 of Regulation S-K

Exhibit	Description
Number
(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation (Incorporated by reference to the Form SB-2 filed on July 22, 2005)
3.2	Bylaws (Incorporated by reference to the Form SB-2 filed on July 22, 2005)
3.3	Certificate of Change filed with the Secretary of State of Nevada on December 20, 2007 (Incorporated by reference to the Form 8-K filed on December 27, 2007)
(10)	Material Contracts
10.1	Property Purchase Agreement dated April 11, 2005 (Incorporated by reference to the Form SB-2 filed on July 22, 2005)
10.2	Share Cancellation/Return to Treasury Agreement dated May 1, 2008 (Incorporated by reference to our Current Report on Form 8-K filed on May 6, 2008)
10.3	Amended Share Cancellation/Return to Treasury Agreement dated June 30, 2008 (Incorporated by reference to our Current Report on Form 8-K filed on July 15, 2008)
10.4	Share Cancellation/Return to Treasury Agreement with Drew Simpson dated June 30, 2008 (Incorporated by reference to our Current Report on Form 8-K filed on July 15, 2008)
10.5*	Stock Exchange Agreement between Razor Resources Inc., Compania Minera Cerros Del Sur, S.A., and Mayan Gold Inc. dated February 9, 2010
99.1*	Financial Statements of Compania Minera Cerros Del Sur, S.A. for the year ended December 31, 2008
99.2*	Unaudited (interim) Financial Statement of Compania Minera Cerros Del Sur, S.A. for the nine month period ended September 30, 2009.

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAZOR RESOURCES INC.

/s/ Kelly Fielder
Kelly Fielder
President, Chief Executive Officer and Director

Date: February 12, 2010